             EXHIBIT 10.6 - FORM OF DIRECTOR DEFERRED FEE AGREEMENT

                              TIB BANK OF THE KEYS
                        DIRECTOR DEFERRED FEE AGREEMENT

         THIS AGREEMENT is made this _______ day of ________________, 2001, by and between TIB BANK OF THE KEYS, a Florida banking corporation located in Key Largo, Florida (the "Company"), and _____________ (the "Director").

                                  INTRODUCTION

         To encourage the Director to remain a member of the Company's Board of Directors, the Company is willing to provide to the Director a deferred fee opportunity. The Company will pay each Director's benefits from the Company's general assets.

                                   AGREEMENT

         The Director and the Company agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

         1.1 Definitions. Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

                  1.1.1    "Anniversary Date" means December 31 of each year.

                  1.1.2 "Change of Control" means the acquisition by any person, or persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934, of fifty-one percent or more of the voting securities of the Company or its parent, TIB Financial Corp., a Florida corporation, or of any lesser percentage of the voting securities of the Company if the Board of Directors of the Company, the Comptroller of Florida, the FDIC, or the Federal Reserve Bank makes a determination that such acquisition constitutes or will constitute control of the Company. The term "person" as used herein includes and individual, corporation, bank holding company or any other legal entity.

                  1.1.3 "Code" means the Internal Revenue Code of 1986, as amended.

                  1.1.4 "Crediting Rate" means an interest rate equal to the lesser of a) the Company's return on equity (ROE) for the Plan Year, calculated on the Company's financial statements prepared in accordance with Generally Accepted Accounting Principles (GAAP), or b) an annual interest rate of 12.5%.

                  1.1.5 "Deferral Account" means the Company's accounting of the Director's accumulated Deferrals plus accrued interest.

                  1.1.6 "Deferrals" means the amount of the Director's Fees that the Director elects to defer according to this Agreement.

                  1.1.7 "Disability" means the Director's inability to perform substantially all normal duties of a Director, as determined by the Company's Board of Directors in its sole discretion. As a condition to any benefits, the Company may require the Director to submit to such physical or mental evaluations and tests as the Board of Directors deems appropriate.

                  1.1.8    "Effective Date" means ________.

                  1.1.9    "Election Form" means the Form attached as Exhibit
         1.

                  1.1.10 "Fees" means the Director's annual retainer that is paid in quarterly installments for serving as a member of the Board of Directors.

                  1.1.11 "Normal Retirement Age" means the Director's 70th birthday or the fifth anniversary of the Effective Date.

                  1.1.12 "Normal Retirement Date" means the later of the Normal Retirement Age or the Director's Termination of Service.

                  1.1.13   "Payment Rate" means a fixed rate of 8.0% per year.

                  1.1.14 "Plan Year" means the calendar year. The first Plan Year is a short year beginning on the Effective Date.

                  1.1.15 "Termination of Service" means the Director ceasing to be a member of the Company's Board of Directors for any reason whatsoever.

                                   ARTICLE 2
                               DEFERRAL ELECTION

         2.1 Initial Election. The Director shall make an initial deferral election under this Agreement by filing with the Company a signed Election Form within thirty (30) days after the date of this Agreement. The Election Form shall set forth the amount of Fees to be deferred. The Election Form shall be effective to defer only Fees earned after the date the Election Form is received by the Company.

         2.2      Election Changes

                  2.2.1 Generally. The Director may modify the amount of Fees to be deferred annually by filing a new Election Form with the Company prior to the beginning of the Plan Year in which the Fees are to be deferred. The modified deferral election shall not be effective until the calendar year following the year in which the subsequent Election Form is received and approved by the Company.

                  2.2.2 Hardship. If an unforeseeable financial emergency arising from the death of a family member, divorce, sickness, injury, catastrophe or similar event outside the control of the Director occurs, the Director, by written instructions to the Company, may reduce future deferrals under this Agreement.

                                   ARTICLE 3
                                DEFERRAL ACCOUNT

         3.1 Establishing and Crediting. The Company shall establish a Deferral Account on its books for the Director and shall credit to the Deferral Account the following amounts:

                  3.1.1 Deferrals. The Fees deferred by the Director as of the time the Fees would have otherwise been paid to the Director.

                  3.1.2 Interest. On each Anniversary Date and immediately prior to the payment of any benefits, but only until Termination of Service, interest is to be accrued on the account balance and compounded at an annual rate on each anniversary of the date of this Agreement and immediately prior to the payment of any benefits at an annual rate equal to the Crediting Rate.

         3.2 Statement of Accounts. The Company shall provide to the Director, within one hundred twenty (120) days after each Anniversary Date, a statement setting forth the Deferral Account balance.

         3.3 Accounting Device Only. The Deferral Account is solely a device for measuring amounts to be paid under this Agreement. The Deferral Account is not a trust fund of any kind. The Director is a general unsecured creditor of the Company for the payment of benefits. The benefits represent the mere Company promise to pay such benefits. The Director's rights are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by the Director's creditors.

                                   ARTICLE 4
                               LIFETIME BENEFITS

         4.1 Normal Retirement Benefit. Upon the Normal Retirement Date, the Company shall pay to the Director the benefit described in this Section 4.1 in lieu of any other benefit under this Agreement.

                  4.1.1    Amount of Benefit. The benefit under this Section
         4.1 is the Deferral Account balance at the Director's Normal Retirement Date.

                  4.1.2 Payment of Benefit. The Company shall pay the benefit to the Director in 120 equal monthly installments, including interest at the Payment Rate, commencing on the first day of the month following the Director's Normal Retirement Date. Upon petition by the Director following the Normal Retirement Date, the Company's Board of Directors may elect, at its sole discretion, to pay the benefit in a lump sum in lieu of any installment payments otherwise payable under this section 4.1.2.

         4.2 Early Retirement Benefit. Upon Termination of Service prior to the Normal Retirement Age for reasons other than death, Disability or following a Change of Control the Company shall pay to the Director the benefit described in this Section 4.2 in lieu of any other benefit under this Agreement.

                  4.2.1    Amount of Benefit. The benefit under this Section
         4.2 is the Deferral Account balance at the Director's Termination of Service plus interest at the Payment Rate until commencement of payments under Section 4.2.2.

                  4.2.2 Payment of Benefit. The Company shall pay the benefit to the Director in 120 equal monthly installments, including interest at the Payment Rate, commencing on the first day of the month following the Director's Normal Retirement Age. Upon petition by the Director following the Normal Retirement Date, the Company's Board of Directors may elect, at its sole discretion, to pay the benefit in a lump sum in lieu of any installment payments otherwise payable under this section 4.2.2.

         4.3 Disability Benefit. If the Director terminates service as a Director for Disability prior to Normal Retirement Age, the Company shall pay to the Director the benefit described in this Section 4.3 in lieu of any other benefit under this Agreement.

                  4.3.1    Amount of Benefit. The benefit under this Section
         4.3 is the Deferral Account balance at the Director's Termination of Service.

                  4.3.2 Payment of Benefit. The Company shall pay the benefit to the Director in 120 equal monthly installments, including interest at the Payment Rate, commencing on the first day of the month following the Director's Termination of Service. Upon petition by the Director following Termination of Service, the Company's Board of Directors may elect, at its sole discretion, to pay the benefit in a lump sum in lieu of any installment payments otherwise payable under this section 4.3.2.

         4.4 Change of Control Benefit. Upon Termination of Service following a Change of Control, the Company shall pay to the Director the benefit described in this Section 4.4 in lieu of any other benefit under this Agreement.

                  4.4.1    Amount of Benefit. The benefit under this Section
         4.4 shall be the Deferral Account balance on Termination of Service.

                  4.4.2 Payment of Benefit. The Company shall pay the benefit to the Director in a lump sum within 60 days after the Director's Termination of Service.

         4.5 Hardship Distribution. Upon the Board of Director's determination (following petition by the Director) that the Director has suffered an unforeseeable financial emergency as described in Section 2.2.2, the Company shall distribute to the Director all or a portion of the Deferral Account balance as determined by the Company, but in no event shall the distribution be greater than is necessary to relieve the financial hardship. Any such distributions will be reflected as a reduction of the Deferral Account in an amount equal to the distribution.

                                   ARTICLE 5
                                 DEATH BENEFITS

         5.1 Death During Active Service. If the Director dies while in the active service of the Company, the Company shall pay to the Director's beneficiary the benefit described in this Section 5.1 in lieu of any other benefit under this Agreement.

                  5.1.1 Amount of Benefit. The benefit under Section 5.1 is the Deferral Account balance at the date of the Director's death.

                  5.1.2 Payment of Benefit. The Company shall pay the benefit to the Director's beneficiary in a lump sum within 60 days following the Director's death.

         5.2 Death During Benefit Period. If the Director dies after benefit payments have commenced under this Agreement but before receiving all such payments, the Company shall pay the remaining benefits to the Director's beneficiary at the same time and in the same amounts they would have been paid to the Director had the Director survived.

         5.3 Death after Termination of Employment but Before Benefit Payments Commence. If the Director is entitled to benefit payments under this Agreement, but dies prior to the commencement of said benefit payments, the Company shall pay the benefit payments to the Director's beneficiary that the Director was entitled to prior to death except that the benefit payments shall commence on the first day of the month following the date of the Director's death.

                                   ARTICLE 6
                                 BENEFICIARIES

         6.1 Beneficiary Designations. The Director shall designate a beneficiary by filing a written designation with the Company. The Director may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Director and accepted by the Company during the Director's lifetime. The Director's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Director, or if the Director names a spouse as beneficiary and the marriage is subsequently dissolved. If the Director dies without a valid beneficiary designation, all payments shall be made to the Director's estate.

         6.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Company may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Company may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit.

                                   ARTICLE 7
                              GENERAL LIMITATIONS

         7.1 Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement that is in excess of the Director Deferrals if any of the following events occur:

                  7.1.1 Termination for Cause. If the Company terminates the Director's service for:

                           7.1.1.1 Gross negligence or gross neglect of duties to the Company;

                           7.1.1.2 Commission of a felony or of a gross misdemeanor involving moral turpitude involving the Director's services to the Company; or

                           7.1.1.3 Fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with the Director's Service and resulting in an adverse effect on the Company.

                  7.1.2 Suicide. If the Director commits suicide within two years after the date of this Agreement, or if the Director has made any material misstatement of fact on any application for life insurance purchased by the Company.

         7.2 Regardless of Section 7.1 and any other provision to the contrary, no benefit will be paid to the extent the benefit would create an excess parachute payment under Section 280G of the Code.

                                   ARTICLE 8
                          CLAIMS AND REVIEW PROCEDURES

         8.1 Claims Procedure. The Company shall notify any person or entity that makes a claim against the Agreement (the "Claimant") in writing, within ninety (90) days of his or her written application for benefits, of his or her eligibility or non-eligibility for benefits under the Agreement. If the Company determines that the Claimant is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial,
(2) a specific reference to the provisions of the Agreement on which the denial is based, (3) a description of any additional information or material necessary for the Claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of the Agreement's claims review procedure and other appropriate information as to the steps to be taken if the Claimant wishes to have the claim reviewed. If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the Claimant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety-day period.

         8.2 Review Procedure. If the Claimant is determined by the Company not to be eligible for benefits, or if the Claimant believes that he or she is entitled to greater or different benefits, the Claimant shall have the opportunity to have such claim reviewed by the Company by filing a petition for review with the Company within sixty (60) days after receipt of the notice issued by the Company. Said petition shall state the specific reasons which the Claimant believes entitle him or her to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Company of the petition, the Company shall afford the Claimant (and counsel, if any) an opportunity to present his or her position to the Company orally or in writing, and the Claimant (or counsel) shall have the right to review the pertinent documents. The Company shall notify the Claimant of its decision in writing within the sixty-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the Claimant and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the sixty-day period is not sufficient, the decision may be deferred for up to another sixty-day period at the election of the Company, but notice of this deferral shall be given to the Claimant.

                                   ARTICLE 9
                           AMENDMENTS AND TERMINATION

         9.1 This Agreement may be amended or terminated only by a written agreement signed by the Company and the Director.

         9.2 Notwithstanding Section 9.1, the Company may amend or terminate this Agreement at any time if, pursuant to legislative, judicial or regulatory action, continuation of the Agreement would (i) cause benefits to be taxable to the Director prior to actual receipt, or (ii) result in significant financial penalties or other significantly detrimental ramifications to the Company (other than the financial impact of paying the benefits). In no event shall this Agreement be terminated under this Section 9.2 without payment to the Director of the

Deferral Account balance attributable to the Director's Deferrals and interest credited on such amounts.

                                   ARTICLE 10
                                 MISCELLANEOUS

         10.1 Binding Effect. This Agreement shall bind the Director and the Company, and their beneficiaries, survivors, executors, administrators and transferees.

         10.2 No Guarantee of Service. This Agreement is not a contract for services. It does not give the Director the right to remain a Director of the Company, nor does it interfere with the shareholders' rights to replace the Director. It also does not require the Director to remain a Director nor interfere with the Director's right to terminate services at any time.

         10.3 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

         10.4 Tax Withholding. The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

         10.5 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the State of Florida, except to the extent preempted by the laws of the United States of America.

         10.6 Unfunded Arrangement. The Director and the Director's beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Director's life is a general asset of the Company to which the Director and the Director's beneficiary have no preferred or secured claim.

         10.7 Reorganization. The Company shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Company under this Agreement.

         10.8 Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Director as to the subject matter hereof. No rights are granted to the Director by virtue of this Agreement other than those specifically set forth herein.

         10.9 Administration. The Company shall have powers which are necessary to administer this Agreement, including but not limited to:

                  10.9.1   Interpreting the provisions of the Agreement;

                  10.9.2 Establishing and revising the method of accounting for the Agreement;

                  10.9.3   Maintaining a record of benefit payments; and

                  10.9.4 Establishing rules and prescribing any forms necessary or desirable to administer the Agreement.

         10.10 Designated Fiduciary. The Company shall be the named fiduciary and plan administrator under the Agreement. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

         IN WITNESS WHEREOF, the Director and a duly authorized Company officer have signed this Agreement.


                                    COMPANY:
                                    TIB BANK OF THE KEYS

                                    BY
                                      -----------------------------------------
                                    TITLE
                                         --------------------------------------

                                    DIRECTOR:


                                    -------------------------------------

                                   EXHIBIT 1
                                       TO
                        DIRECTOR DEFERRED FEE AGREEMENT

                               DEFERRAL ELECTION

I elect to defer my Fees received under the Director Deferred Fee Agreement with the Company, as follows:


      AMOUNT OF DEFERRAL                                   DURATION

[INITIAL AND COMPLETE ONE]                            [INITIAL ONE]

____  I elect to defer ____%                          _____  One Year only
      of my Fees (Retainer).

____  I elect to defer $______                        _____  For ____ [INSERT
      of my Fees (Retainer).                                 NUMBER] Years

____  I elect not to defer any of                     _____  Until Termination of
      my Fees (Retainer).                                    Service

                                                      _____  Until ________,
                                                             _______ (date)


I understand that I may change the amount and duration of my deferrals by filing a new election form with the Company; provided, however, that any subsequent election will not be effective until the calendar year following the year in which the new election is received by the Company. I understand that Fees, for purposes of the Agreement and this election, means only the annual retainer for serving as a member of the Company's Board of Directors.

Signature                                          Date
         -----------------------------------------      -----------------------

Accepted by the Company this          day of                       , 200   .
                             --------        ----------------------     ---

By
  --------------------------------------------------

         Title
              --------------------------------------

                            BENEFICIARY DESIGNATION


I designate the following as beneficiary of benefits under the Director Deferred Fee Agreement payable following my death:

Primary:
        -----------------------------------------------------------------------


-------------------------------------------------------------------------------

Contingent:
           --------------------------------------------------------------------


-------------------------------------------------------------------------------

NOTE: TO NAME A TRUST AS BENEFICIARY, PLEASE PROVIDE THE NAME OF THE TRUSTEE(S) AND THE EXACT NAME AND DATE OF THE TRUST AGREEMENT.

I understand that I may change these beneficiary designations by filing a new written designation with the Company. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary, in the event of the dissolution of our marriage.


Signature
         -----------------------------------------

         Date
             -----------------------

Accepted by the Company this          day of                       , 200   .
                             --------        ----------------------     ---

By
  --------------------------------------------------

         Title
              --------------------------------------